CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




E-REX,  Inc.
11645  Biscayne  Boulevard,  Suite  210
Miami,  FL  33181


     We  hereby  consent  to  the incorporation by reference in the Registration
Statement on Form S-8 of the following report filed with the Securities and Exchange Commission, which as been incorporated by reference in its entirety in the Registration Statement on Form S-8:

     1. Our report dated April 7, 2002, with respect to the financial statements of E-REX, Inc., included in its Annual Report on Form 10-KSB for the year ended December 31, 2001.



/s/ Parks, Tscopp, Whitcomb & Orr
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Parks, Tschopp, Whitcomb & Orr, P.A.
Certificate Public Accountants

September 25, 2002